UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2024

Medalist Diversified REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-38719	47-5201540
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 8436

Richmond, VA, 23226

(Address of principal executive offices)

(804) 338-7708

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of each Exchange on Which Registered	Trading Symbol(s)
Common Stock, $0.01 par value	Nasdaq Capital Market	MDRR
8.0% Series A Cumulative Redeemable Preferred Stock, $0.01 par value	Nasdaq Capital Market	MDRRP

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	ITEM 1.01	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The information disclosed under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

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	ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 20, 2024, Medalist Diversified REIT, Inc. (the “Company”), a Virginia-based real estate investment trust that specializes in acquiring, owning and managing commercial real estate in the Southeast region of the U.S., announced that MDR Hanover Square, LLC (“Buyer”), a wholly owned subsidiary of Medalist Diversified Holdings, LP, the operating partnership of the Company, had entered into a Purchase and Sale Agreement (the “Agreement”), a copy of which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 20, 2024, with  Buyer’s tenant-in-common partner, PMI Hanover SQ, LLC, a Delaware limited liability company (“Seller”), whereby Buyer agreed to purchase Seller’s 16% tenant-in-common interest in that certain tract of real property identified as tax parcel number 8714-63-9931 and more particularly described in Exhibit “A” to the Agreement (the “Hanover Outparcel Property”).

On March 25, 2024, Buyer completed the acquisition of the 16% tenant-in-common interest in the Hanover Outparcel Property for a purchase price of $98,410.94.  In connection with the acquisition, Buyer and Seller also mutually agreed to terminate that certain Tenants-in-Common Agreement between Buyer and Seller, dated as of May 8, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALIST DIVERSIFIED REIT, INC.

Dated: March 26, 2024	By:	/s/ C. Brent Winn, Jr.
C. Brent Winn, Jr.
Chief Financial Officer